                                               Filed Pursuant to Rule 424 (b)(3)
                                                      Registration No. 333-50026
                                   7.50% Convertible Subordinated Notes due 2007
                                                           CUSIP No. 019496 AB 4


                     ALLIED RISER COMMUNICATIONS CORPORATION

                  PROSPECTUS SUPPLEMENT DATED JANUARY 19, 2001
                      TO PROSPECTUS DATED DECEMBER 15, 2000


     The selling security holders table on page 16 of the prospectus is hereby amended to update the information regarding the following entities in the prospectus and their respective amounts of 7.50% convertible subordinated notes due 2007.

                                                           CONVERTIBLE NOTES                           COMMON STOCK
                                                ----------------------------------------      -------------------------------
                                                PRINCIPAL AMOUNT        PRINCIPAL AMOUNT
                                                 OF CONVERTIBLE          OF CONVERTIBLE          NUMBER OF        NUMBER OF
   NAME OF SELLING SECURITY HOLDER                NOTES OWNED            NOTES OFFERED        SHARES OWNED     SHARES OFFERED
   -------------------------------              ----------------       -----------------      ------------     --------------
Black Diamond Offshore, Ltd.                     $  432,000.00           $  432,000.00              0                  0
Convexity Partners LP                            $  250,000.00           $  250,000.00              0                  0
Double Black Diamond Offshore, LDC               $1,490,000.00           $1,490,000.00              0                  0
Elliot Associates, L.P.                          $3,500,000.00           $3,500,000.00              0                  0
Global Capital Securities Corporation            $  100,000.00           $  100,000.00              0                  0
Lonestar Partners, LP                            $  500,000.00           $  500,000.00              0                  0
Ventana Partners, L.P.                           $  500,000.00           $  500,000.00              0                  0
Worldwide Transactions, Ltd.                     $   75,000.00           $   75,000.00              0                  0